Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED

TERMINATION OF MANAGEMENT SERVICES AGREEMENT

FIRST AMENDMENT (this “Amendment”), dated as of May 22, 2013, to AMENDED AND RESTATED TERMINATION OF MANAGEMENT SERVICES AGREEMENT (the “Agreement”), dated as of April 30, 2013, between Buffalo Management LLC, a Colorado limited liability company (“Buffalo”), and Prospect Global Resources Inc., a Delaware corporation (the “Company”).

Section 4 of the Agreement is hereby deleted in its entirety and replaced by the following:

Section 4               Management Fee.  Buffalo hereby relinquishes one half of the payment described in Section 2(a) of the Services Agreement (the “Royalty”) for the benefit of the Company’s stockholders in connection with the restructuring of the Company’s senior debt to the Karlsson Group.  The other one half of the payment described in Section 2(a) of the Services Agreement shall continue to be paid to Buffalo in perpetuity following the execution and delivery of this Agreement.  The Company agrees to engage a third party reasonably satisfactory to Buffalo to determine the fair market value of the surrendered portion of the royalty in the next 30 days.  Following such determination, Buffalo may choose to receive either, or a combination of, (i) equity securities (that may include common stock, preferred stock or warrants for common stock as mutually agreed) equal in value to the determined fair market value or (ii) preferred stock that is redeemable after the Company commences receiving revenues from the Company’s Holbrook Basin Potash project for the determined fair market value plus accrued interest; provided that no securities shall be issued to Buffalo prior to July 1, 2013 and provided further that in no event will any equity securities or securities convertible into equity securities issued to Buffalo (x) exceed 10% of the Company’s outstanding capital stock or (y) be redeemable for aggregate consideration exceeding 10% of the Company’s equity market capitalization.

Except as amended hereby the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

BUFFALO MANAGEMENT LLC

By:	/s/ Chad Brownstein
Chad Brownstein
Manager

PROSPECT GLOBAL RESOURCES INC.

By:	/s/ Damon G. Barber
Damon G. Barber
President and Chief Executive Officer